INDEPENDENT AUDITORS' CONSENT


Board of Directors
Sensory Science Corporation
Scottsdale, Arizona

We consent to the incorporation by reference in Registration Statements No. 33-18428 on Form S-8, No. 33-39859 on Form S-8, No. 33-49924 on Form S-8, No.
33-49926 on Form S-8, No. 333-52329 on Form S-8, No. 33-58720 on Form S-3, and
No. 333-15731 on Form S-2 of our report dated June 7, 1999 appearing in this Annual Report on Form 10-K of Sensory Science Corporation (formerly Go-Video, Inc.) for the year ended March 31, 1999.



DELOITTE & TOUCHE LLP
Phoenix, Arizona

June 28, 1999